EXHIBIT 4.1


                            364-DAY CREDIT AGREEMENT


     364-DAY CREDIT AGREEMENT dated as of December 6, 2001, among FMC CORPORATION, a Delaware corporation (the "BORROWER"), the lenders from time to time party hereto (the "LENDERS"), CITIBANK, N.A., as administrative agent (the "ADMINISTRATIVE AGENT"), BANK OF AMERICA, N.A., as syndication agent, and ABN AMRO BANK N.V. and FIRST UNION NATIONAL BANK, as co-documentation agents.

     The parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Definitions. The following terms, as used herein, have the
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following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "ADDITIONAL LENDER" has the meaning set forth in Section 2.18(b).

     "ADJUSTED NET INCOME" means, for any period, Consolidated Net Income for such period, excluding the effect of Non-Recurring Items; provided that the aggregate amount so excluded on account of Non-Recurring Items shall not exceed $150,000,000 minus the aggregate amount of any write-downs in or write-offs of any Investment of the Borrower or any Restricted Subsidiary in any Unrestricted Subsidiary if such Investments were accounted for under the cost method of accounting under GAAP.

     "ADMINISTRATIVE AGENT" means Citibank, in its capacity as agent for the Lenders hereunder, and its successors in such capacity.

     "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and duly completed and submitted to the Administrative Agent (with a copy to the Borrower) by such Lender.

     "AGREEMENT" means this 364-Day Credit Agreement, as amended, supplemented or otherwise modified from time to time.

     "APPLICABLE LENDING OFFICE" means, with respect to any Lender, (i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office, and (iii) in the case of its Competitive Bid Loans, its Competitive Bid Lending Office.

     "ASSIGNEE" has the meaning set forth in Section 9.07(c).

     "ASSIGNMENT AND ASSUMPTION AGREEMENT" means an assignment and assumption entered into by (a) a Lender and an Assignee, and accepted by the Administrative Agent, or (b) an Assuming Lender, a Non-Consenting Lender, the Borrower and the Administrative Agent, as applicable, in substantially the form of Exhibit D.

     "ASSUMING LENDER" means each Assignee that accepts an offer to participate in a requested extension of the Commitments in accordance with Section 2.17.



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     "BASE RATE" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal to the higher of the following:

          (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; or


          (b) the sum of (i) 0.5% per annum plus (ii) the Federal Funds Rate.

     "BASE RATE LOAN" means a Loan made or to be made by a Lender in accordance with the applicable Notice of Borrowing or pursuant to Section 8.04 which bears interest based on the Base Rate.

     "BORROWER" means FMC Corporation and its permitted successors and assigns.

     "BORROWING" has the meaning set forth in Section 1.03.

     "BUSINESS DAY" means a Domestic Business Day and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Euro-Dollar Rate or any Euro-Dollar Loans, a Euro-Dollar Business Day.

     "CITIBANK" means Citibank, N.A.

     "COMMITMENT" means, (i) with respect to each Lender, the amount set forth opposite the name of such Lender on Schedule I hereto and (ii) with respect to each Additional Lender which becomes a Lender pursuant to Section 2.18, the amount of commitment thereby assumed by it, in each case as such amount may be reduced from time to time pursuant to Section 2.10 or 2.11, or increased pursuant to Section 2.17 or 2.18 or increased or reduced by reason of an assignment to or by such Lender in accordance with Section 9.07(c).

     "COMMITMENT TERMINATION DATE" means, subject to Section 2.17, the earlier to occur of (i) 364 days following the Effective Date (or if such day is not a Euro-Dollar Business Day, the preceding Euro-Dollar Business Day), as such date may be extended in accordance with Section 2.17, or (ii) the date on which the Commitments shall have been reduced to zero pursuant to Sections 2.09, 2.10 or 6.01; provided, however, that the Commitment Termination Date of any Lender that is a Non-Consenting Lender to any requested extension pursuant to Section 2.17 shall be the Commitment Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.

     "COMPETITIVE BID BORROWING" means a Borrowing consisting of a Competitive Bid Loan or simultaneous Competitive Bid Loans from each of the Lenders whose offer to make one or more Competitive Bid Loans as part of such Borrowing has been accepted under the competitive bidding procedure described in Section 2.03.

     "COMPETITIVE BID EURO-DOLLAR RATE LOAN" means a Loan made pursuant to
Section 2.03 that bears interest based on the Euro-Dollar Rate.

     "COMPETITIVE BID LENDING OFFICE" means, with respect to each Lender, the office of such Lender notified by such Lender to the Administrative Agent as its Lending Office with respect to any Competitive Bid Loan.

     "COMPETITIVE BID LOAN" means a Competitive Bid Euro-Dollar Rate Loan or a Fixed Rate Loan.

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     "COMPETITIVE BID LOAN REDUCTION" has the meaning specified in Section 2.01.

     "COMPETITIVE BID LOAN NOTE" means a promissory note of the Borrower registered in the name of any Lender, in substantially the form of Exhibit A-2, evidencing the aggregate Debt of the Borrower to such Lender resulting from the Competitive Bid Loans owing to such Lender.

     "CONSOLIDATED ADJUSTED NET WORTH" means, at any date, the sum of (i) the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries as of December 31, 2001, plus (ii) the cumulative Adjusted Net Income for the period since December 31, 2001 through the end of the then most recently ended fiscal quarter of the Borrower, treated for this purpose as a single accounting period, plus or minus (iii) the net amount by which the consolidated stockholders' equity of the Borrower and its Consolidated Restricted Subsidiaries has been increased or decreased since December 31, 2001 on account of items not reflected in Adjusted Net Income (other than items specifically excluded from Adjusted Net Income pursuant to the terms of this Agreement and cumulative changes in GAAP, and amounts included in other comprehensive income under GAAP).

     "CONSOLIDATED DEBT" means at any date the total Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

     "CONSOLIDATED EBITDA" means, with respect to the Borrower and its Consolidated Subsidiaries for any period, an amount equal to (a) Consolidated Net Income for such period plus (b) the sum of, in each case to the extent deducted in the calculation of such Consolidated Net Income but without duplication, (i) any income tax expense, (ii) Consolidated Interest Expense,
(iii) depreciation, depletion, and amortization of intangibles or financing or acquisition costs, (iv) all other non-cash charges and non-cash losses for such period, and (v) Non-Recurring Items minus (c) the cash portion of Non-Recurring Items recognized in 2002 when paid and (d) the sum of, in each case to the extent added in the calculation of such Consolidated Net Income, but without duplication, (i) any income tax benefit, (ii) interest income, (iii) gains and losses from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) from the sale, exchange or other disposition of capital assets currently employed in the trade or business of the Borrower and its Subsidiaries, and (v) any other non-cash gains.

     "CONSOLIDATED INTEREST COVERAGE RATIO" means, with respect to the Borrower and its Consolidated Subsidiaries for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

     "CONSOLIDATED INTEREST EXPENSE" means, for the Borrower and its Consolidated Subsidiaries for any period, total interest expense for such period determined on a consolidated basis in conformity with GAAP and including, in any event, interest capitalized during construction for such period.

     "CONSOLIDATED NET INCOME" means for any period the net income (or loss) of the Borrower and its Consolidated Restricted Subsidiaries for such period before extraordinary items, exclusive of any income (or loss) of any Unrestricted Subsidiary during such period but including the sum of (i) dividends received during such period by the Borrower or a Consolidated Restricted Subsidiary and
(ii) the sum of (x) the Borrower's pro rata share of the net income (calculated before income taxes, interest expense, extraordinary and unusual items and Non-Recurring Items) of Astaris LLC for such period and (y) the Shortfall Amount for such period, in each case only to the extent that the Shortfall Amount is paid to Astaris LLC by the Borrower during such period.

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     "CONSOLIDATED RESTRICTED SUBSIDIARY" means at any date any Restricted
Subsidiary the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

     "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other Person the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements as of such date, other than FTI.

     "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (other than the non-negotiable notes of the Borrower issued to its insurance carriers in lieu of maintenance of policy reserves in connection with its workers' compensation and auto liability insurance program), (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable, expense accruals and deferred employee compensation items arising in the ordinary course of business, (iv) all non-contingent obligations (and, for purposes of Section 5.06 and the definition of Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, other than obligations under direct pay letters of credit which have already been accounted for under the categories of Debt described in clauses (i) or (ii) above, (v) all obligations of such Person as lessee under capital leases reported under GAAP as "debt" on such Person's balance sheet,
(vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (vii) all debt of such Person created or arising under any conditional sale or other title retention agreement with respect to trade accounts receivable acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such trade accounts receivable) and (viii) all Debt of others Guaranteed by such Person, except for guarantees of Debt related to the financing of product sales of certain foreign Subsidiaries of the Borrower listed on Schedule 1.01(a).

     "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

     "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

     "DOMESTIC LENDING OFFICE" means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

     "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 3.01.

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     "ENFORCEABLE JUDGMENT" means a judgment or order of a court or arbitral or regulatory authority as to which the period, if any, during which the enforcement of such judgment or order is stayed shall have expired. A judgment or order which is under appeal or as to which the time in which to perfect an appeal has not expired shall not be deemed an Enforceable Judgment so long as enforcement thereof is effectively stayed pending the outcome of such appeal or the expiration of such period, as the case may be.

     "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA GROUP" means the Borrower, any Restricted Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Restricted Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "EURO-DOLLAR LENDING OFFICE" means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

     "EURO-DOLLAR LOAN" means a Loan made or to be made by a Lender in accordance with the applicable Notice of Borrowing which bears interest based on the Euro-Dollar Rate.

     "EURO-DOLLAR MARGIN" means, as of any date of determination, a per annum rate equal to the rate set forth below opposite the then applicable Status, set forth below:

================================================================================

  Status           Level I   Level II   Level III   Level IV   Level V  Level VI
================================================================================

Euro-Dollar Loan    .470%     .625%      1.100%      1.175%     1.250%   1.300%
--------------------------------------------------------------------------------


     "EURO-DOLLAR RATE" means, with respect to any Interest Period, the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Bank

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or, in the case of a Competitive Bid Borrowing, in an amount substantially equal to the amount that would be the Reference Bank's respective Shares of such Borrowing if such Borrowing were to be a Euro-Dollar Loan, in each case, to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "EUROCURRENCY LIABILITIES" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans or Competitive Bid Euro-Dollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

     "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

     "EXISTING CREDIT AGREEMENT" means that certain Five Year Credit Agreement dated as of December 6, 1996, among the Borrower, the lenders party thereto and Morgan Guaranty Trust Company of New York, as agent, as amended, supplemented or otherwise modified from time to time.

     "EXTENSION DATE" has the meaning specified in Section 2.17(a).

     "FACILITY FEE RATE" means, as of any date of determination, a per annum rate equal to the rate set forth below opposite the then applicable Status, set forth below:

================================================================================

     Status        Level I   Level II   Level III   Level IV   Level V  Level VI
================================================================================

Facility Fee Rate   .080%     .125%      .150%       .200%      .250%    .325%
--------------------------------------------------------------------------------


     "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day (or next preceding Domestic Business Day) on such transactions as determined by the Administrative Agent.

     "FIXED RATE LOAN" means a Loan made pursuant to Section 2.03 that bears interest at a fixed rate per annum.

     "FTI" means FMC Technologies, Inc.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be

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in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

     "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well (but excluding any agreement related to the Shortfall Amount), to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "HEDGING CONTRACTS" means all Interest Rate Contracts, foreign currency exchange contracts, currency swap or option agreements, equity deriviatives, forward rate contracts, commodity swap, purchase or option agreements, and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values, equity values or commodity prices.

     "INCREASED COMMITMENTS" has the meaning set forth in Section 2.18(a).

     "INTEREST PERIOD" means: (i) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Euro-Dollar Borrowing and ending one, two, three, six or, if available by all of the Lenders, nine months thereafter, as the Borrower may elect in the applicable Notice of Borrowing and, (ii) with respect to a Competitive Bid Euro-Dollar Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the offer pursuant to which the Borrower has accepted such Borrowing under the competitive bidding procedure described in Section 2.03; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of the calendar month at the end of such Interest Period; and

          (c) the Borrower may not elect any Interest Period that would end after the Commitment Termination Date.

     (iii) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and


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


          (b) any Interest Period which would otherwise end after the Commitment Termination Date shall end on the Commitment Termination Date.

     "INTEREST RATE CONTRACTS" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "INVESTMENT" means any investment by any Person (the "INVESTOR") in any other Person (the "INVESTEE"), whether by means of share purchase, capital contribution, loan, time deposit or otherwise. It is understood that neither (i) an item reflected in the financial statements of the Investor as an expense nor
(ii) an adjustment to the carrying value of the Investee in the financial statements of the Investor (such as by reason of increased retained earnings of the Investee) constitutes the making or acquisition of an Investment for purposes hereof.

     "LENDER" means each of the financial institution listed on Schedule I hereto, each Assignee which becomes a Lender pursuant to Section 9.07(c), each financial institution which becomes a Lender pursuant to Section 2.17(b), each Additional Lender which becomes a Lender pursuant to Section 2.18, and their respective successors.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purpose of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "LOAN" means a Base Rate Loan or a Euro-Dollar Loan made by a Lender pursuant to Section 2.01 or a Competitive Bid Loan made by a Lender pursuant to
Section 2.03. "LOANS" means Base Rate Loans, Euro-Dollar Loans or Competitive Bid Loans or any combination of the foregoing.

     "LOAN DOCUMENTS" means this Agreement, the Notes, and any other documents to be delivered thereunder or in connection therewith and all amendments thereto and substitutions and replacements therefor and modifications thereof.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect (i) on the business, condition (financial or otherwise) or operations or prospects of the Borrower and its Consolidated Subsidiaries, taken as a whole, or (ii) on the legality, validity or enforceability of this Agreement or the Notes.

     "MATERIAL FINANCIAL OBLIGATIONS" means a principal or face amount of Debt (other than Debt under this Agreement) and/or payment in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $25,000,000.

     "MATERIAL PLAN" means any Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

     "MATERIAL SUBSIDIARY" means any Restricted Subsidiary in which the Borrower has an Investment, direct or indirect, of at least $10,000,000, as listed on
Schedule 1.01(b) hereto.

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     "MOODY'S" means Moody's Investors Service, Inc.

     "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "NON-CONSENTING LENDER" has the meaning set forth in Section 2.17(a).

     "NON-RECURRING ITEMS" means, to the extent reflected in the determination of Consolidated Net Income for any period, provisions for restructuring, discontinued operations, special reserves or other similar charges including write-downs or write-offs of assets (other than write-downs resulting from foreign currency translations).

     "NOTES" means promissory notes of the Borrower, substantially in the form of Exhibit A-1 or A-2 hereto, as applicable, evidencing the obligation of the Borrower to repay the Loans made to it, and "NOTE" means any one of such promissory notes issued hereunder.

     "NOTICE OF BORROWING" has the meaning set forth in Section 2.02 and, with respect to any Competitive Bid Loans, means a Notice of Competitive Bid Borrowing, as the case may be.

     "NOTICE OF COMPETITIVE BID BORROWING" has the meaning specified in Section 2.03(a)(i).

     "PARENT" means with respect to any Lender, any Person controlling such Lender.

     "PARTICIPANT" has the meaning set forth in Section 9.07(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PERSON" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "PRINCIPAL OFFICER" means any of the following officers of the Borrower:
Chairman of the Board, President, Secretary, Treasurer, or any Vice President. If any of the titles of the preceding officers are changed after the date hereof, the term "PRINCIPAL OFFICER" shall thereafter mean any officer performing substantially the same functions as are presently performed by one or more of the officers listed in the first sentence of this definition.

     "QUALIFICATION" means, with respect to any certificate covering financial statements, a qualification to such certificate (such as a "SUBJECT TO" or "EXCEPT FOR" statement therein) (i) resulting from a limitation on the scope of examination of such financial statements or the underlying data, (ii) as

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to the capability of the Person whose financial statements are certified to continue operations as a going concern or (iii) which could be eliminated by changes in financial statements or notes thereto covered by such certificate (such as by the creation of or increase in a reserve or a decrease in the carrying value of assets) and which if so eliminated by the making of any such change and after giving effect thereto would occasion a Default; provided that neither of the following shall constitute a Qualification: (a) a consistency exception relating to a change in accounting principles with which the independent public accountants for the Person whose financial statements are being certified have concurred or (b) a qualification relating to the outcome or disposition of threatened litigation, pending litigation being contested in good faith, pending or threatened claims or other contingencies, the impact of which litigation, claims or contingencies cannot be determined with sufficient certainty to permit quantification in such financial statements.

     "REFERENCE BANKS" means Citibank and Bank of America, N.A.

     "REGULATIONS T, X AND U" means such Regulations of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "REQUIRED LENDERS" means at any time Lenders having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans (excluding Competitive Bid Loans).

     "RESTRICTED SUBSIDIARY" means any Subsidiary other than an Unrestricted Subsidiary.

     "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

     "SHARE" means, with respect to each Lender, a fraction the numerator of which is such Lender's Commitment and the denominator of which is the aggregate amount of the Commitments.

     "SHORTFALL AMOUNT" means, during any period, the Borrower's pro rata share of the cash amount required to be contributed to Astaris LLC in accordance with the terms of the guarantee agreement entered into by the Borrower in connection with the Five-Year Credit Agreement dated September 14, 2000, among Astaris LLC and the lenders named therein, as amended from time to time.

     "STATUS" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date.

     "SUBSIDIARY" means any Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower. For purposes of this Agreement, FTI shall not be deemed to be a Subsidiary.

     "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "UNRESTRICTED SUBSIDIARY" means (i) FMC Funding Corporation and Astaris LLC and (ii) any other Subsidiary of the Borrower which is declared to be an Unrestricted Subsidiary by the Borrower by notice to the Lenders; provided that the sum of all (x) Investments of the Borrower and its Restricted

Subsidiaries in any Subsidiary included in clause (i) above after the date hereof and (y) Investments of the Borrower and its Restricted Subsidiaries in Unrestricted Subsidiaries so declared under clause (ii) above shall not aggregate more than $75,000,000.

     "UTILIZATION FEE RATE" means a rate per annum equal to (i) .100% during a Level I Status and (ii) .125% during a Level II Status, a Level III Status and a Level IV Status, (iii) .250% during a Level V Status and (iv) .375% during a Level VI Status.

     SECTION 1.02. Accounting Terms and Determinations. Unless otherwise
                   -----------------------------------
specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with United States generally accepted accounting principles as in effect from time to time applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Lenders; provided that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant contained in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, unless or until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. The Administrative Agent shall promptly notify the Lenders of any notice received from the Borrower pursuant to this Section 1.02.

     SECTION 1.03. Types of Borrowings. The term "BORROWING" denotes the
                   -------------------
aggregation of Loans of one or more Lenders to be made to the Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement by reference to the pricing of Loans comprising such Borrowing (e.g., a "EURO-DOLLAR BORROWING" is a Borrowing comprised of Euro-Dollar Loans, a "BASE RATE BORROWING" is a Borrowing comprised of Base Rate Loans and a "COMPETITIVE BID BORROWING" is a Borrowing comprised of Competitive Bid Loans).

     SECTION 1.04. Pricing Levels. For purposes of this Agreement, the
                   --------------
following terms have the following meanings, subject to the concluding paragraph of this Section 1.04:

     "LEVEL I STATUS" exists at any date if, at such date, the Borrower's senior unsecured long-term debt is rated A- and A3 or higher.

     "LEVEL II STATUS" exists at any date if, at such date, the Borrower's senior unsecured long-term debt is rated BBB+ and Baa1.

     "LEVEL III STATUS" exists at any date if, at such date, the Borrower's senior unsecured long-term debt is rated BBB and Baa2.

     "LEVEL IV STATUS" exists at any date if, at such date, the Borrower's senior unsecured long-term debt is rated BBB- and Baa3.

     "LEVEL V STATUS" exists at any date if, at such date, the Borrower's senior unsecured long-term debt is rated BBB- or Baa3.

     "LEVEL VI STATUS" exists at any date if, at such date, no other Status exists.

     The credit ratings to be utilized for purposes of the Euro-Dollar Margin, the Utilization Fee Rate and the Facility Fee Rate are those assigned by S&P or Moody's to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

     In the case of split ratings with respect to pricing from S&P and Moody's, the rating to be used to determine Status is the higher of the two (e.g. BBB+and Baa2 results in Level II Status); provided that in the event the split is more than one full category, the average (or the higher of two intermediate ratings) shall be used (e.g., BBB+ and Baa3 results in Level III Status, as does BBB+ and Ba1).

                                   ARTICLE II

                                   THE CREDITS

     SECTION 2.01. Commitments to Lend. Subject to the terms and conditions set
                   -------------------
forth in this Agreement, each Lender severally and not jointly agrees, during the period from the Effective Date to but not including the Commitment Termination Date, to lend to the Borrower in United States Dollars pursuant to this Section 2.01 from time to time amounts such that the aggregate principal amount of Loans made by such Lender to the Borrower at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section
2.01 shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(b)(iii)) and shall be made from the several Lenders ratably in proportion to their respective Commitments. Within the limits specified in this Agreement, the Borrower may borrow pursuant to this Section 2.01, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow (other than Competitive Bid Loans) at any time under this
Section 2.01. Within the limits of each Lender's Commitment, the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the Competitive Bid Loans then outstanding, which deemed usage shall be allocated among the Lenders according to their respective Shares (such deemed usage being a "COMPETITIVE BID LOAN REDUCTION").

     SECTION 2.02. Notice of Borrowings. The Borrower shall give the
                   --------------------
Administrative Agent notice (a "NOTICE OF BORROWING") not later than 11:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

          (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

          (b) the aggregate amount of such Borrowing,

          (c) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

          (d) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

Notwithstanding the foregoing, no more than ten Euro-Dollar Borrowings shall be outstanding at any one time, and any Borrowing which would exceed such limitation shall be made as a Base Rate Borrowing.

     SECTION 2.03. Competitive Bid Loans.
                   ---------------------

          (a) Each Lender severally agrees that the Borrower may make Competitive Bid Borrowings under this Section 2.03 from time to time on any Domestic Business Day during the period from the date hereof until the date occurring 30 days prior to the Commitment Termination Date in the manner set forth below; provided, however, that, following the making of each Competitive Bid Borrowing, the aggregate amount of the Loans then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders (computed without regard to any Competitive Bid Loan Reduction).

               (i) The Borrower may request a Competitive Bid Borrowing under this Section 2.03 by delivering to the Administrative Agent, by telecopier, confirmed immediately in writing, a notice of a Competitive Bid Borrowing (a "NOTICE OF COMPETITIVE BID BORROWING"), specifying therein (w) the requested date of such proposed Competitive Bid Borrowing, (x) the aggregate principal amount of such proposed Competitive Bid Borrowing, (y) in the case of a Competitive Bid Borrowing consisting of Competitive Bid Euro-Dollar Rate Loans, the Interest Period therefor, or in the case of a Competitive Bid Borrowing consisting of Fixed Rate Loans, the maturity date for repayment of each Fixed Rate Loan to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring 30 days after the date of such Competitive Bid Borrowing or later than the Commitment Termination Date) and the interest payment date or dates relating thereto, and (z) any other terms to be applicable to such Competitive Bid Borrowing, not later than 10:30 A.M. (New York City time) (A) at least one Domestic Business Day prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall specify in the Notice of Competitive Bid Borrowing that the Loans comprising such Competitive Bid Borrowing shall be Fixed Rate Loans and (B) at least four Domestic Business Days prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall specify in the Notice of Competitive Bid Borrowing that the Loans comprising such Competitive Bid Borrowing shall be Competitive Bid Euro-Dollar Rate Loans. Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on the Borrower, except as provided in Section 2.03(a)(iii)(x). The Administrative Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

               (ii) Each Lender may, if, in its sole discretion, it elects to do so, offer, irrevocably, to make one or more Competitive Bid Loans to the Borrower as part of such proposed Competitive Bid Borrowing, by notifying the Administrative Agent (which shall give prompt notice thereof to the Borrower) (A) before 9:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Loans and (B) before 10:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Competitive Bid Euro-Dollar Rate Loans, of (x) the minimum and maximum amount of Fixed Rate Loans (if any) which such Lender is prepared to make as part of such requested Competitive Bid Borrowing and the fixed rate of interest per annum which such Lender is prepared to offer in respect thereof, (y) the minimum and maximum amount of Competitive Bid Euro-Dollar Rate Loans (if any) which such Lender is prepared to make as part of such requested Competitive Bid Borrowing and the interest margin (expressed as a percentage rate per annum) to be added to or subtracted from the Euro-Dollar Rate and the Interest Period corresponding thereto which such Lender is prepared to offer in respect thereof and (z) such Lender's Competitive Bid Lending Office with respect to such Competitive Bid Loans; provided, however, that the amounts of such proposed Competitive Bid Loans offered by such Lender may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Commitment, if any, and provided, further, that if the Administrative Agent in its capacity as a

          Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Administrative Agent, by the other Lenders. If any Lender shall elect not to make such an offer in respect of any proposed Competitive Bid Borrowing, such Lender shall so notify the Administrative Agent thereof before the relevant times referred to in clauses (A) and (B) of this paragraph (ii) and such Lender shall not be obligated to, and shall not, make any Competitive Bid Loan as part of such Competitive Bid Borrowing; provided, however, that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Loan as part of such proposed Competitive Bid Borrowing.

               (iii) The Borrower shall, in turn, (A) before 10:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Loans, and (B) before 11:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Competitive Bid Euro-Dollar Rate Loans, either:

                    (x) cancel such Competitive Bid Borrowing by giving the
               Administrative Agent notice to that effect, or

                    (y) accept one or more of the offers made by any Lender or
               Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Administrative Agent of the amount of each Competitive Bid Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Lender for such Competitive Bid Loan pursuant to paragraph (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Administrative Agent notice to that effect; provided, however, that if the Borrower elects to accept the offers made by any Lender or Lenders to make Competitive Bid Loans, it shall accept such offers in order of the lowest to the highest rates of interest offered by such Lenders. If two or more Lenders have offered the same interest rate, the amount to be borrowed at such interest rate will be allocated among such Lenders in proportion to the amount that each such Lender offered at such interest rate; and provided, further, that the aggregate amount of offers so accepted by the Borrower shall not exceed the amount of respective Competitive Bid Loans proposed by the Borrower in the relevant Notice of Competitive Bid Borrowing.

               (iv) If the Borrower notifies the Administrative Agent that such Competitive Bid Borrowing is cancelled pursuant to paragraph (iii)(x) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

               (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Administrative Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Loan to be made by such Lender as part of such Competitive Bid Borrowing, and (C) each Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each

          Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Borrowing shall, before 11:00 A.M. (New York City time) on the date of such Competitive Bid Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause
          (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent in same day funds, such Lender's portion of such Competitive Bid Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Borrower at the location specified by the Borrower in its Notice of Competitive Bid Borrowing. Promptly after each Competitive Bid Borrowing, the Administrative Agent will notify each Lender of the amount of the Competitive Bid Borrowing, the consequent Competitive Bid Loan Reduction and the dates upon which such Competitive Bid Loan Reduction commenced and will terminate.

               (vi) If the Borrower notifies the Administrative Agent that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, such notice of acceptance shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in
          Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Loan to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Loan, as a result of such failure, is not made on such date.

          (b) Each Competitive Bid Borrowing shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

          (c) Within the limits and on the conditions set forth in this Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this
     Section 2.03; provided, however, that a Competitive Bid Borrowing shall not be made within three Business Days of the date of any other Competitive Bid Borrowing.

          (d) The Borrower shall repay to the Administrative Agent for the account of each Lender that has made a Competitive Bid Loan, on the maturity date of each Competitive Bid Loan (such maturity date being that specified by the Borrower for repayment of such Competitive Bid Loan in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and provided in the Competitive Bid Loan Note evidencing such Competitive Bid Loan), the then unpaid principal amount of such Competitive Bid Loan. The Borrower shall have no right to prepay any principal amount of any Competitive Bid Loan unless, and then only on the terms, specified by the Borrower for such Competitive Bid Loan in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and set forth in the Competitive Bid Loan Note evidencing such Competitive Bid Loan.

          (e) The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Loan from the date of such Competitive Bid Loan to the date the principal amount of such Competitive Bid Loan is repaid in full, at the rate of interest for such Competitive Bid Loan specified by the Lender making such Competitive Bid Loan in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such Competitive Bid Loan in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, or as otherwise provided in the Competitive Bid Loan Note evidencing such Competitive Bid Loan. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on the amount of unpaid principal of, and accrued and unpaid interest on, each Competitive Bid Loan owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 2% per annum above the rate of interest per annum required to be paid on such Competitive Bid Loan pursuant to this paragraph (e), unless otherwise agreed between the Borrower and such Lender.

          (f) The Debt of the Borrower resulting from each Competitive Bid Loan made to the Borrower as part of a Competitive Bid Borrowing shall, if requested by any Lender making such Competitive Bid Loan, be evidenced by a separate Competitive Bid Loan Note of the Borrower payable to the order of such Lender.

     SECTION 2.04. Notice to Lenders; Funding of Loans.
                   -----------------------------------

          (a) Upon its receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's Share (if any) of such Borrowing, and such Notice of Borrowing shall thereafter be irrevocable by the Borrower, except as specified in
     Section 2.03(a)(i).

          (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing (other than a Competitive Bid Borrowing), each Lender participating therein shall (except as provided in subsection (c) of this Section 2.04) make available its Share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified pursuant to Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in
     Article III has not been satisfied, the Administrative Agent will make the funds so received from the Lenders promptly available to the Borrower at the Administrative Agent's aforesaid address.

          (c) If any Lender makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Lender, such Lender shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Lender to the Administrative Agent as provided by subsection (b), or remitted by the Borrower to the Administrative Agent as provided in
     Section 2.12, as the case may be.

          (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing (other than a Competitive Bid Borrowing) that such Lender will not make available to the Administrative Agent such Lender's Share of such Borrowing, the Administrative Agent may assume that such Lender has made such Share available to the Administrative Agent on the date of such Borrowing in accordance with subsections (b) and
     (c) of this Section 2.04 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Share available to the Administrative Agent, such Lender and the Borrower severally and not jointly agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to
     Section 2.07 and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement.

     SECTION 2.05. Notes.
                   -----

          (a) Subject to Section 2.03(f), the Loans of each Lender to the Borrower shall, if requested by such Lender, be evidenced by a single Note of the Borrower payable to the order of such Lender for the account of its Applicable Lending Office in an amount equal to such Lender's Commitment.

          (b) Upon receipt of any Lender's Note pursuant to Section 3.01(a), the Administrative Agent shall forward such Note to such Lender. Each Lender shall record in accordance with its usual business practices the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that neither the failure of any Lender to make any such recordation or endorsement nor any error therein shall affect the obligations of the Borrower hereunder or under the Notes. Each Lender is hereby irrevocably authorized by the Borrower to so endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

     SECTION 2.06. Maturity of Loans. Each Loan included in any Borrowing shall
                   -----------------
mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing; provided that all Loans shall be due and payable on the Commitment Termination Date.

     SECTION 2.07. Interest Rates.
                   --------------

          (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

          (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of (i) the Euro-Dollar Rate applicable to such Interest Period and (ii) the Euro-Dollar Margin. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin for such day plus the Euro-Dollar Rate applicable to the Interest Period for such Loan and (ii) the sum of the Euro-Dollar Margin plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such period of time not longer than three months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

          (c) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (d) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section
     2.07. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

          (e) Notwithstanding the rates of interest specified in this Section
     2.07 or elsewhere herein, effective immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans shall bear interest, payable on demand, for each day from and including the date payment thereof was due, to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the applicable interest rate then in effect for such day.


     SECTION 2.08. Fees.
                   ----

          (a) The Borrower shall pay to the Administrative Agent for the account of the Lenders ratably in proportion to their respective Shares (or, if the Commitments shall have been terminated, in proportion to the aggregate principal amount of their Loans (other than Competitive Bid Loans) outstanding), a facility fee at the Facility Fee Rate. Such facility fee shall accrue (i) from and including the Effective Date to but excluding the Commitment Termination Date, on the daily average aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Commitment Termination Date to but excluding the date the Loans shall be repaid in their entirety, on the daily average aggregate outstanding principal amount of the Loans.

          (b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender for (i) each date prior to the Commitment Termination Date on which the aggregate outstanding Loans exceed 33% of the Commitments and (ii) each date on which the average aggregate principal amount of outstanding Loans during the most recently completed 30-day period exceeds 33% of the Commitments, a fee on the aggregate amount of the outstanding Loans at the Utilization Fee Rate.

          (c) Accrued and unpaid fees under this Section 2.08 shall be payable quarterly in arrears on the last day of each March, June, September and December and any balance shall be payable upon the Commitment Termination Date.

     SECTION 2.09. Mandatory Termination of Commitments.
                   ------------------------------------

          (a) The Commitments shall terminate on the Commitment Termination Date, and any Loans then outstanding (together with accrued and unpaid interest thereon) shall be due and payable on such date. The aggregate outstanding principal amount of the Loans shall at no time exceed the aggregate of the Commitments. If on any date on which the Commitments are reduced the aggregate outstanding principal amount of the Loans exceeds the aggregate of the Commitments as so reduced, then the Borrower shall be obligated to repay (together with accrued and unpaid interest to the date of repayment) on such date a principal amount of the Loans equal to such excess.

          (b) Each Competitive Bid Loan shall be due and payable on the maturity date specified in the Borrower's Notice of Competitive Bid Borrowing requesting such Competitive Bid Loan (which such maturity date shall be not later than the Commitment Termination Date).

     SECTION 2.10. Optional Reduction of Commitments. The Borrower may,
                   ---------------------------------
upon at least three Domestic Business Days' notice to the Administrative Agent,
(i) terminate the Commitments at any time, in whole or in part, if no Loans are outstanding at such time or (ii) ratably and permanently reduce from time to time, by an aggregate amount of $10,000,000 or any larger multiple of $1,000,000 thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans. Upon receipt of any notice pursuant to this Section 2.10, the Administrative Agent shall promptly notify each of the Lenders thereof. Commitments terminated or reduced pursuant to this Section 2.10 may not be reinstated.

     SECTION 2.11. Optional Prepayments.
                   --------------------

          (a) Subject in the case of any Euro-Dollar Loans to Section 2.13, the Borrower may, (x) upon notice to the Administrative Agent not later than 10:30 A.M. (New York City time) on the date of prepayment, prepay any Base Rate Borrowing and (y) upon not less than two Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Euro-Dollar Borrowing, in whole at any time, or in part from time to time in amounts aggregating $10,000,000 or any larger multiple of $1,000,000 thereof, by paying the principal amount being prepaid together with interest accrued and unpaid thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Borrowing.

          (b) Competitive Bid Loans shall not be prepaid except as may be agreed by the Borrower and the affected Lender.

          (c) Upon receipt of a notice of prepayment pursuant to this Section 2.11, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such prepayment, and such notice shall thereafter be irrevocable by the Borrower.

     SECTION 2.12. Payments.
                   --------

          (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees payable and of additional compensation hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available, without set-off, counterclaim or deduction of any kind (except as otherwise expressly agreed), to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to each Lender in like funds its ratable share of each such payment received by the Administrative Agent for the account of the Lenders. Payments in respect of each Competitive Bid Loan Borrowing shall be distributed to each Lender participating in such Borrowing on a pro rata basis in accordance with the respective principal amounts of the Competitive Bid Loans comprising such Borrowing. The Borrower shall repay each Loan in full on a date which is no later than the Commitment Termination Date.

          (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or Fixed Rate Loans or of fees or additional compensation hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans or Competitive Bid Euro-Dollar Rate Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (c) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

     SECTION 2.13. Funding Losses. If the Borrower makes any payment of
                   --------------
principal with respect to any Euro-Dollar Loan (pursuant to Article VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to borrow or prepay any Euro-Dollar Loans after notice has been given to any Lender in accordance with Section 2.04(a) or 2.11(c), the Borrower shall reimburse each Lender on demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow; provided that such Lender shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

     SECTION 2.14. Computation of Interest and Fees. Interest based on the Base
                   --------------------------------
Rate hereunder (if based on clause (a) of the definition of "BASE RATE") shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     SECTION 2.15. Regulation D Compensation. Each Lender may require the
                   -------------------------
Borrower to pay, contemporaneously with each payment of interest on Euro-Dollar Loans and Competitive Bid Euro-Dollar Rate Loans, additional interest on the related Euro-Dollar Loan or Competitive Bid Euro-Dollar Rate Loan, as applicable, of such Lender at a rate per annum determined by such Lender up to but not exceeding the excess of (i) (A) the applicable Euro-Dollar Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable Euro-Dollar Rate. Any Lender wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans or Competitive Bid Euro-Dollar Rate Loans, as applicable, of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after such Lender gives such notice and
(y) shall notify the Borrower at least five Euro-Dollar Business Days before each date on which interest is payable on the Euro-Dollar Loans or Competitive Bid Euro-Dollar Rate Loans, as applicable, of the amount then due under this
Section 2.15.

     SECTION 2.16. Withholding Tax Exemption. On the Effective Date, each Lender
                   -------------------------
that is not incorporated or organized under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service (i) Form W-8ECI (claiming exemption from withholding because the income is effectively connected with a U.S. trade or business) (or any successor form) or (ii) Form W-8BEN (claiming exemption from, or a reduction of, withholding tax under an income tax treaty) (or any successor form), certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form W-8ECI or Form W-8BEN further undertakes to deliver to each of the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     SECTION 2.17. Extension of Commitments.
                   ------------------------

          (a) The Borrower may, upon not more than 45 days' (but no later than 30 days prior to the then existing Commitment Termination Date) notice prior to the then current Commitment Termination Date to the Administrative Agent (which shall notify each Lender of receipt of such request), propose to extend the Commitment Termination Date for an additional 364 days measured from the Commitment Termination Date then in effect. Each Lender shall endeavor to respond to such request, whether affirmatively or negatively (such determination to be in the individual and sole discretion of such Lender), by written notice to the Administrative Agent no earlier than 30 days prior to the then existing Commitment Termination Date (but in any event no later than 20 days prior to the then existing Commitment Termination Date). The Administrative Agent will notify the Borrower, in writing, of the Lenders' responses no later than 15 days prior to the then existing Commitment Termination Date. Subject to the execution by the Borrower, the Administrative Agent and such Lenders of a duly completed Extension Agreement in substantially the form of Exhibit E hereto, the Commitment Termination Date applicable to the Commitment of each Lender so affirmatively notifying the Borrower and the Administrative Agent (each a "CONSENTING LENDER") shall, effective as at the Commitment Termination Date (the "EXTENSION DATE"), be extended for the period specified above; provided that no Commitment Termination Date of any Lender shall be extended unless by the date 15 days prior to the Commitment Termination Date then in effect, Lenders having at least 50% in aggregate amount of the Commitments in effect at the time any such extension is requested shall have elected so to extend their Commitments. Any Lender which does not give such notice to the Borrower and the Administrative Agent by the date 15 days prior to the Commitment Termination Date then in effect (each, a "NON-CONSENTING LENDER") shall be deemed to have elected not to extend as requested, and the Commitment of each non-extending Lender shall terminate on its Commitment Termination Date determined without giving effect to such requested extension.

          (b) If any Lender party to this Agreement shall not elect to extend its Commitment pursuant to subsection (a) of this Section 2.17, the Borrower may designate another lender or other lenders (which may be, but need not be, one or more of the Lenders), which at the time agree to become a party to this Agreement (each, an "ASSUMING LENDER").

          (c) If less than all of the Lenders consent to any such request pursuant to subsection (a) of this Section 2.17, the Administrative Agent shall promptly so notify the Consenting Lenders, and each Consenting Lender may, in its sole discretion, give written notice to the Administrative Agent not later than 10 days prior to the Commitment Termination Date then in effect of the amount of the Non-Consenting Lenders' Commitments for which it is willing to accept an assignment. If the Consenting Lenders notify the Administrative Agent that they are willing to accept assignments of Commitments in an aggregate amount that exceeds the amount of the Commitments of the Non-Consenting Lenders, such Commitments shall be allocated among the Consenting Lenders willing to accept such assignments in such amounts as are agreed between the Borrower and the Administrative Agent. If after giving effect to the assignments of Commitments described above there remain any Commitments of Non-Consenting Lenders, the Borrower may arrange for one or more Consenting Lenders or other Assignees as Assuming Lenders to assume, effective as of the Extension Date, any Non-Consenting Lender's Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that the amount of the Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $10,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than $10,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided further that:

               (i) any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Loans, if any, of such Non-Consenting Lender plus (B) any accrued but unpaid fees owing to such Non-Consenting Lender as of the effective date of such assignment;

               (ii) all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and

               (iii) with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 9.07(c) for such assignment shall have been paid;

     provided further that such Non-Consenting Lender's rights and obligations under Sections 8.03 and 9.03 shall survive such assignment as to matters occurring prior to the date of assignment. At least three Domestic Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Borrower and the Administrative Agent an Assignment and Assumption Agreement, duly executed by such Assuming Lender, such Non-Consenting Lender, the Borrower and the Administrative Agent, and
     (B) each Non-Consenting Lender being replaced pursuant to this Section 2.17 shall have delivered to the Administrative Agent any Note or Notes held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and (iii) of the immediately preceding sentence, each such Consenting Lender or Assuming Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgement by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged, except for any obligations which accrue prior to the date of such payment or prepayment.

     SECTION 2.18. Increased Commitments; Additional Lenders.
                   -----------------------------------------

          (a) Subsequent to the Effective Date and provided no Default has occurred and is continuing, the Borrower may, upon at least 30 days' notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Lenders), propose to increase the aggregate amount of the Commitments by an amount not to exceed $60,000,000 (the amount of any such increase, the "INCREASED COMMITMENTS"). Each Lender party, to this Agreement at such time shall have the right (but not the obligation), for a period of 5 Domestic Business Days following receipt of such notice, to elect by notice to the Borrower and the Administrative Agent to increase its Commitment by a principal amount which bears the same ratio to the Increased Commitments as its then Commitment bears to the aggregate Commitments then existing.

          (b) If any Lender party to this Agreement shall not elect to increase its Commitment pursuant to subsection (a) of this Section 2.18, the Borrower may designate another Lender or other lenders (which may be, but need not be, one or more of the Lenders) which at the time agree to (i) in the case of any such Lender that, increase its Commitment and (ii) in the case of any other such lender (an "ADDITIONAL LENDER"), become a party to this Agreement. The sum of the increases in the Commitments of the Lenders pursuant to this subsection (b) plus the Commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Increased Commitments.

          (c) An increase in the aggregate amount of the Commitments pursuant to this Section 2.18 shall become effective upon the receipt by the Administrative Agent of an agreement in form and substance satisfactory to the Administrative Agent signed by the Borrower, by each Additional Lender and by each Lender whose Commitment is to be increased, setting forth the new Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of the Borrower with respect to the Increased Commitments and such opinions of counsel for the Borrower with respect to the Increased Commitments as the Administrative Agent may reasonably request.

                                  ARTICLE III

                  CONDITIONS TO EFFECTIVENESS AND BORROWINGS

     SECTION 3.01. Conditions Precedent to Effectiveness. The effectiveness of
                   -------------------------------------
this Agreement is subject to (a) the receipt by the Administrative Agent of executed counterparts of this Agreement by the Borrower and each Lender and the receipt by the Administrative Agent of a sufficient number of copies of each of the following on or before the Effective Date, each, unless otherwise noted, dated the Effective Date, and in form and substance satisfactory to the Administrative Agent:

               (i) a copy of the Certificate of Incorporation of the Borrower, certified as of a recent date by the Secretary of State of the State of Delaware, a copy of the By-Laws of the Borrower, certified by the Secretary or an Assistant Secretary of the Borrower, and a good standing certificate for the Borrower from the Secretary of State of the State of Delaware; and

               (ii) (A) an opinion of Weil, Gotshal & Manges LLP, counsel for the Administrative Agent, substantially in the form of Exhibit B hereto, dated as of the Effective Date; and

                    (B) an opinion of Andrea Utecht, in-house counsel to the
               Borrower, substantially in the form of Exhibit C hereto, dated as of the Effective Date; and

               (iii) the Notes, if requested by the Lenders; and

               (iv) all documents (including an incumbency certificate for the Borrower and certification by the Secretary or Assistant Secretary of the Borrower of the board resolutions approving this Agreement and the other documents and transactions contemplated hereby) the Administrative Agent may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement, and any other matter relevant hereto, all in form and substance satisfactory to the Administrative Agent; and

          (b) The termination of all commitments under the Existing Credit Agreement and the payment in full of all Debt outstanding thereunder (it being understood that the proceeds of the Loans hereunder may be used to satisfy the payment obligation under the Existing Credit Agreement described in this clause (b)); and

          (c) The condition precedent that, except to the extent provided below, the representations and warranties of the Borrower contained in Article IV are true and correct in all material respects on and as of the date hereof, except to the extent that any such representation or warranty expressly relates only to an earlier date, in which case it was correct as of such earlier date.

     SECTION 3.02. Conditions Precedent to Each Borrowing and Extension of
                   -------------------------------------------------------
Commitment. The obligation of each Lender to make a Loan on the occasion of a
----------
Borrowing (including the initial Borrowing) and the extension of any Lender's Commitment pursuant to Section 2.17 shall be subject to the satisfaction of the following conditions precedent:

          (a) in the case of a Borrowing, the Administrative Agent shall have received a Notice of Borrowing or Competitive Bid Notice of Borrowing, as the case may be, with respect thereto in accordance with Section 2.02 or
     Section 2.03, as the case may be; and

          (b) on the date of such Borrowing or on such Extension Date the following statements shall be true (and each of the giving of the Notice of Borrowing or Notice of Competitive Bid Borrowing, as applicable, and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or Competitive Bid Borrowing, as the case may be, such statements are true):

               (i) except to the extent provided below, the representations and warranties of the Borrower contained in Article IV are true and correct in all material respects on and as of the date of such Borrowing or Competitive Bid Borrowing, as the case may be, or on such Extension Date, before and after giving effect to such Borrowing or Competitive Bid Borrowing, as the case may be, or to the extension of any Lender's Commitment pursuant to Section 2.17 and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates only to an earlier date, in which case it was correct as of such earlier date; provided that the representations contained in Section 4.04(c) and Section 4.05 need only be true and correct on the Effective Date and on each date of an extension of any Lender's Commitment pursuant to Section 2.17;

               (ii) no event has occurred and is continuing, or would result from such Borrowing or Competitive Bid Borrowing, as the case may be, or from the application of the proceeds therefrom, which constitutes a Default or Event of Default; and

               (iii) immediately after such Borrowing or Competitive Bid Borrowing, as the case may be, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants as to itself and its Subsidiaries that:

     SECTION 4.01. Corporate, Limited Liability Company or Partnership Existence
                   -------------------------------------------------------------
and Power. The Borrower and each Material Subsidiary (i) is a corporation,
---------
limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has all corporate, limited liability company or partnership powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business and (iii) is duly qualified as a foreign corporation, limited liability company or partnership and in good standing in each jurisdiction where qualification is required by the nature of its business or the character and location of its property, business or customers, except, as to clauses (ii) and
(iii), where the failure to so qualify or to have such licenses, authorizations, consents and approvals, in the aggregate, would not have a Material Adverse Effect.

     SECTION 4.02. Corporate and Governmental Authorization; No Contravention.
                   ----------------------------------------------------------
The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate power, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in or require the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

     SECTION 4.03. Binding Effect. This Agreement constitutes a legal, valid and
                   --------------
binding agreement of the Borrower and the Notes which, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of the Borrower, in each case enforceable in accordance with their respective terms.

     SECTION 4.04. Financial Information.
                   ---------------------

          (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2000, and the related consolidated statements of income, cash flows and changes in stockholders' equity for the fiscal year then ended, reported on by KPMG Peat Marwick and set forth in the Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission, a copy of which has been delivered to each of the Lenders, fairly present in all material respects, in conformity with generally accepted accounting principles consistently applied, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations, cash flows and changes in stockholders' equity for such fiscal year.

          (b) The consolidated unaudited balance sheet of the Borrower and its Consolidated Subsidiaries as of September 30, 2001, and the related consolidated statements of income, cash flows and changes in stockholders' equity for that portion of the fiscal year ending as of the close of such fiscal quarter, setting forth in comparative form the figures for the corresponding period in the prior year, set forth in the Borrower's Form 10-Q for the fiscal quarter ended September 30, 2001, filed with the Securities and Exchange Commission, a copy of which has been delivered to each of the Lenders, fairly present in all material respects, in conformity with generally accepted accounting principles consistently applied, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations, cash flows and changes in stockholders' equity for such fiscal quarter.

          (c) Since December 31, 2000, there has been no change which has a Material Adverse Effect.

     SECTION 4.05. Litigation. There is no action, suit, proceeding or
                   ----------
arbitration pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which would have a Material Adverse Effect or which in any manner questions the validity or enforceability of this Agreement or the Notes.

     SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has
                   ---------------------
fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or made any amendment to any Plan which, in either case, has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

     SECTION 4.07. Environmental Matters. In the ordinary course of its
                   ---------------------
business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, there is no violation by the Borrower and its Subsidiaries of any Environmental Law that is reasonably likely to result in a Material Adverse Effect.

     SECTION 4.08. Taxes. United States Federal income tax returns of the
                   -----
Borrower and its Consolidated Subsidiaries have been examined and closed through the fiscal year ended December 31, 1997. The Borrower and each of its Consolidated Subsidiaries have filed all United States Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes being diligently contested in good faith and by appropriate proceedings. Adequate reserves have been provided on the books of the Borrower and its Consolidated Subsidiaries in respect of all taxes or other governmental charges in accordance with generally accepted accounting principles, and no tax liabilities in excess of the amount so provided are anticipated that could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.09. Full Disclosure. All information heretofore furnished by the
                   ---------------
Borrower or any of its Subsidiaries to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby was, and all such information hereafter furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender will be, true and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified.

     SECTION 4.10. Compliance with Laws. The Borrower and each Material
                   --------------------
Subsidiary are in compliance with all applicable laws, rules and regulations, other than such laws, rules or regulations (i) the validity or applicability of which the Borrower or such Subsidiary is contesting in good faith or (ii) the failure to comply with which cannot reasonably be expected to have a Material Adverse Effect.

     SECTION 4.11. Not an Investment Company. The Borrower is not an "investment
                   -------------------------
company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 4.12. Margin Regulations. The Borrower is not engaged in the
                   ------------------
business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in contravention of Regulation T, U or X of the Federal Reserve Board.

     SECTION 4.13. Pari Passu Obligations. This Agreement and the other Loan
                   ----------------------
Documents and the obligations evidenced hereby and thereby are and will at all times be direct and unconditional general obligations of the Borrower, and rank and will at all times rank in right of payment and otherwise at least pari passu with all unsecured Debt of the Borrower, whether now existing or hereafter outstanding, subject to statutory priority and the effect of bankruptcy and insolvency law.

                                    ARTICLE V

                                    COVENANTS

     The Borrower agrees that, so long as any Lender has any Commitment hereunder or any amount payable under any Note remains unpaid:

     SECTION 5.01. Information. The Borrower will deliver to each of the
                   -----------
Lenders:

          (a) within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, cash flows and changes in stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all in reasonable detail and reported on without Qualification by KPMG Peat Marwick or any other independent public accountants of nationally recognized standing acceptable to the Administrative Agent;

          (b) within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter, and the related consolidated statements of income for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter and the related consolidated statement of cash flows for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the consolidated balance sheet as of the end of the previous fiscal year and the consolidated statements of income for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency by the chief financial officer, the treasurer or the chief accounting officer of the Borrower;

          (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) of this Section 5.01, a certificate of the Borrower executed by the chief financial officer, the treasurer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail such calculations as are required to establish whether the Borrower was in compliance with the requirements of Section 5.11 on the date of such financial statements and (ii) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

          (d) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) of this Section 5.01, a schedule, certified as to its accuracy and completeness by the chief financial officer, the treasurer or the chief accounting officer of the Borrower, listing in reasonable detail the Debt balance of each Restricted Subsidiary where such Debt balance is in excess of $1,000,000, listing only Debt instruments of $1,000,000 or more; provided that no such schedule need be furnished if at the date of the related financial statements (i) the aggregate amount of Debt of domestic Restricted Subsidiaries did not exceed $100,000,000 and (ii) the aggregate amount of Debt of all Restricted Subsidiaries did not exceed $125,000,000;

          (e) within five Domestic Business Days after any Principal Officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the Borrower executed by the chief financial officer, the treasurer or the chief accounting officer of the Borrower setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

          (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), annual, quarterly or monthly reports and any reports on Form 8-K (or any successor form) that the Borrower or any of its Subsidiaries shall have filed with the Securities and Exchange Commission;

          (h) within 14 days after any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "REPORTABLE EVENT" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA which liability exceeds $1,000,000 or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any

     Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under
     Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to
     Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which in either case has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

          (i) as soon as practicable after a Principal Officer obtains knowledge of the commencement of an action, suit or proceeding against the Borrower or any Subsidiary before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which would have a Material Adverse Effect or which in any manner questions the validity or enforceability of this Agreement or any of the transactions contemplated hereby, information as to the nature of such pending or threatened action, suit or proceeding; and

          (j) from time to time such additional information regarding the business, properties, financial position, results of operations, or prospects of the Borrower or any of its Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

     SECTION 5.02. Payment of Obligations. The Borrower will pay and discharge,
                   ----------------------
and will cause each of its Subsidiaries to pay and discharge, at or before maturity, all of its material obligations and liabilities and all lawful taxes, assessments and governmental charges or levies upon it or its property or assets, except where the same may be diligently contested in good faith by appropriate proceedings or where the failure to so pay and discharge would not have a Material Adverse Effect, and will maintain, and will cause each of its Subsidiaries to maintain, in accordance with United States generally accepted accounting principles as in effect from time to time, appropriate reserves for the accrual of any of the same.

     SECTION 5.03. Maintenance of Property; Insurance.
                   ----------------------------------

          (a) The Borrower will keep, and will cause each Restricted Subsidiary to keep, all material property useful and necessary in its business in good working order and condition, normal wear and tear excepted.

          (b) The Borrower will, and will cause each of its Material Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all of its properties in at least such amounts and against at least such risks (and with such risk retention) as are usually maintained in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Lenders, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

     SECTION 5.04. Inspection of Property, Books and Records. The Borrower will
                   -----------------------------------------
keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. Subject to limitations imposed by law or contract on access to and dissemination of classified or other confidential information, the Borrower will permit, and will cause each of its Subsidiaries to permit, representatives of any Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss affairs, finances and accounts with directors, officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired, upon reasonable advance notice to the Borrower.

      SECTION 5.05. Maintenance of Existence, Rights, Etc.
                   -------------------------------------

          (a) Subject to Section 5.07, the Borrower will preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect their respective corporate, limited liability company or partnership existence and its rights, privileges and franchises necessary or desirable in the normal conduct of business, except when failure to do so would not result in a Material Adverse Effect; provided that nothing in this Section 5.05 shall prohibit (i) the merger of a Restricted Subsidiary into the Borrower in a transaction permitted under Section 5.07 or the merger or consolidation of a Restricted Subsidiary with or into another Person if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or
     (ii) the termination of the corporate, limited liability company or partnership existence of any Restricted Subsidiary if the Borrower in good faith determines that such termination is in the best interest of the Borrower and will not result in a Material Adverse Effect.

          (b) At no time will any Unrestricted Subsidiary hold, directly or indirectly, any capital stock of any Restricted Subsidiary.

     SECTION 5.06. Liens. The Borrower will not, and will not permit any
                   -----
Restricted Subsidiary to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a) Liens existing on the date hereof securing Debt outstanding on the date hereof;

          (b) Liens incidental to the conduct of its business or the ownership of its assets which (i) arise in the ordinary course of business, (ii) do not secure Debt and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

          (c) Liens on property or assets of any Person existing at the time such Person becomes a Restricted Subsidiary;

          (d) Liens on any property or assets existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any Debt incurred prior to, at the time of or within 120 days after the later of the acquisition of such property or assets or shares of stock or Debt or the completion of any such construction and the commencement of operation of such property, for the purpose of financing all or any part of the purchase price or construction cost thereof;

          (e) Liens in favor of a governmental unit to secure payments under any contract or statute, or to secure any Debt incurred in financing the acquisition, construction or improvement of property subject thereto, including Liens on, and created or arising in connection with the financing of the acquisition, construction or improvement of, any facility used or to be used in the business of the Borrower or any Subsidiary through the issuance of obligations, the income from which shall be excludable from gross income by virtue of Section 103 of the Internal Revenue

     Code (or any subsequently adopted provisions thereof providing for a specific exclusion from gross income);

          (f) Liens on assets of Restricted Subsidiaries securing Debt owing to the Borrower;

          (g) any extension, renewal, substitution, or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in clauses (a) through (f) above or the Debt secured thereby; provided that (1) such extension, renewal, substitution or replacement Lien shall be limited to all or any part of the same property or assets, shares of stock or Debt that was subject to the Lien extended, renewed, substituted or replaced (plus improvements on such property) and (2) the Debt secured by such Lien at such time is not increased; and

          (h) other Liens securing Debt in an aggregate principal amount at any time outstanding not to exceed $50,000,000; provided that, notwithstanding the foregoing, the Borrower will not, and will not permit any Restricted Subsidiary to, create, assume or suffer to exist any Lien on any stock, Debt or other security of any Unrestricted Subsidiary now owned or hereafter acquired by it.

     SECTION 5.07. Consolidations, Mergers and Sales of Assets. The Borrower
                   -------------------------------------------
will not and will not permit any of its domestic Material Subsidiaries to (i) consolidate with or merge with or into any other Person or (ii) sell, assign, lease, transfer or otherwise dispose of all or substantially all of its assets to any other Person; provided that (x) the Borrower may consolidate or merge with or into another Person if (A) immediately after giving effect to such consolidation or merger, no Default shall have occurred and be continuing, (B) the surviving entity is a domestic corporation and (C) the Person surviving such consolidation or merger is the Borrower and (y) any domestic Material Subsidiary may consolidate or merge with or into the Borrower or another domestic Material Subsidiary if (A) immediately after giving effect to such consolidation or merger, no Default shall have occurred and be continuing, (B) the surviving entity is a domestic corporation and (C) the Person surviving such consolidation or merger (other than a consolidation or merger with or into the Borrower) is a domestic Material Subsidiary.

     SECTION 5.08. Change in Nature of Business. The Borrower will not make or
                   ----------------------------
permit to be made any material change to the nature of the business of the Borrower and its Consolidated Subsidiaries, taken as a whole, as carried on as of the date hereof.

     SECTION 5.09. Use of Proceeds. The proceeds of the Borrowings under this
                   ---------------
Agreement will be used by the Borrower for the repayment in full of the Debt outstanding under the Existing Credit Agreement and for general corporate purposes. None of such proceeds will be used, directly or indirectly, in violation of Regulation T, U or X of the Federal Reserve System.

     SECTION 5.10. Compliance with Laws. The Borrower will comply, and cause
                   --------------------
each of its Subsidiaries to comply, in all material respects with all requirements of law (including, without limitation, ERISA, Environmental Laws and the rules and regulations thereunder), except where failure to so comply would not have a Material Adverse Effect.

     SECTION 5.11. Financial Covenants.
                   -------------------

          (a) The Borrower and its Consolidated Subsidiaries will maintain a ratio of Consolidated Debt to Consolidated EBITDA, as determined on the last day of each fiscal quarter, for the four fiscal quarters ending on such day, of not more than 3.50 to 1.0.

          (b) The Borrower and its Consolidated Subsidiaries shall maintain a Consolidated Interest Coverage Ratio, as determined on the last day of each fiscal quarter, for the four fiscal quarters ending on such day, of not less than 4.25 to 1.0.

          (c) The Borrower and its Consolidated Subsidiaries shall maintain a Consolidated Adjusted Net Worth, as determined on the last day of each fiscal quarter beginning on the fiscal quarter ended March 31, 2002 of not less than 90% of Consolidated Adjusted Net Worth as at December 31, 2001; provided that the amount of Consolidated Adjusted Net Worth required to be maintained under this Section 5.11(c) shall be increased at the end of each fiscal quarter beginning on the fiscal quarter ended March 31, 2002 by an amount equal to 50% of Adjusted Net Income (if a positive number) for such fiscal quarter.

     SECTION 5.12. Hedging Contracts. The Borrower will not, and will not permit
                   -----------------
any of its Subsidiaries to, enter into any Hedging Contract solely for speculative purposes or other than for the purpose of hedging risks associated with the businesses of the Borrower and its Subsidiaries, as done in the ordinary course of such businesses.


                                   ARTICLE VI

                                    DEFAULTS

     SECTION 6.01. Defaults. If one or more of the following events ("EVENTS
                   --------
OF DEFAULT") shall have occurred and be continuing:

          (a) any principal of any Loan shall not be paid when due, or any interest, any fees or other amount payable hereunder shall not be paid within three Domestic Business Days of the due date thereof;

          (b) the Borrower shall fail to observe or perform any covenant contained in Section 5.01(e), 5.05, 5.06, 5.07, 5.09 or 5.11;

          (c) the Borrower shall fail to observe or perform any of its covenants or agreements contained in this Agreement (other than those covered by clause (a) or (b) above), for 30 days after notice thereof has been given to the Borrower by the Administrative Agent at the request of any Lender;

          (d) any representation, warranty, certification or statement by the Borrower made in this Agreement or in any certificate, financial statement or other document delivered pursuant hereto or deemed to be made pursuant to Section 3.01 shall have been incorrect in any material respect when made or deemed to be made;

          (e) the Borrower and/or one or more of its Subsidiaries shall fail to make any payment in respect of Material Financial Obligations when due after giving effect to any applicable grace period;

          (f) any event or condition shall occur that (i) results in the acceleration of the maturity of any Material Financial Obligation or (ii) enables the holder or holders of any Material Financial Obligation, or any Person acting on behalf of such holder or holders, to accelerate the maturity thereof; provided that no Event of Default under this clause (ii) shall occur unless and until any required notice has been given and/or period of time has elapsed with respect to any such Material Financial Obligation so as to perfect such right to accelerate; and provided further, that no Event of Default under this clause (ii) shall occur during the 45 day period following the Effective Date if (x) the event or condition that shall have occurred enabling the holder or holders of any Material Financial Obligation, or any Person acting on behalf of such holder or holders, to accelerate the maturity thereof shall be a failure of the Borrower to comply with informational requests or reporting requirements under such Material Financial Obligation and (y) no notice of default shall have been delivered to the Borrower by such holder or holders (or Person acting on their behalf) in connection with such event or condition;

          (g) the Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Material Subsidiary under the Federal bankruptcy laws as now or hereafter in effect;

          (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $25,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000;

          (j) one or more Enforceable Judgments for the payment of money in an aggregate amount exceeding $25,000,000 shall be rendered against the Borrower or any Material Subsidiary and shall continue unsatisfied and unstayed for a period of 30 days; or

          (k) (i) any Person or two or more Persons acting in concert (other than a Plan or Plans) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 20% or more of the outstanding shares of voting stock of the Borrower; or (ii) during any period of 12 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 12 month period were directors of the Borrower (together with any new directors whose election by the Borrower's board of directors or whose nomination for election by the Borrower's stockholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the board of directors of the Borrower;

then, and in every such event, the Administrative Agent shall (i) if requested by the Required Lenders, by notice to the Borrower, terminate the Commitments, and the Commitments shall thereupon terminate, and (ii) if requested by Lenders whose Loans represent at least 66 2/3% in aggregate principal amount of the Loans, by notice to the Borrower, declare the Loans (together with accrued interest thereon) and all other amounts payable by it hereunder to be, and such Loans and amounts shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that:

               (A) in the case of any of the Events of Default specified in clause (g) or (h) of this Section 6.01 with respect to the Borrower, immediately and without any notice to the Borrower or any other act by the Administrative Agent or the Lenders, and

               (B) in the case of any of the Events of Default specified in clause (k) of this Section 6.01, unless the Required Lenders shall have waived such Event of Default within 30 days of its occurrence, on the 30th day after such occurrence, the Commitments shall terminate and the Loans (together with accrued interest thereon) and all other amounts payable by the Borrower hereunder shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     SECTION 6.02. Notice of Default. The Administrative Agent shall give notice
                   -----------------
to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.


                                  ARTICLE VII

                            THE ADMINISTRATIVE AGENT

     SECTION 7.01. Appointment and Authorization. Each Lender irrevocably
                   -----------------------------
appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

     SECTION 7.02. Administrative Agent and Affiliates. Citibank shall have the
                   -----------------------------------
same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and Citibank and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with, the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Administrative Agent hereunder.

     SECTION 7.03. Action by Agent. The obligations of the Administrative Agent
                   ---------------
hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article VI.

     SECTION 7.04. Consultation with Experts. The Administrative Agent may
                   -------------------------
consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 7.05. Liability of Administrative Agent. Neither the Administrative
                   ---------------------------------
Agent nor any of its directors, officers, agents or employees shall be liable to any Lender for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Lenders (or, if specifically required by Section 9.04, all of the Lenders) or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in
Article III, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     SECTION 7.06. Indemnification. Each Lender shall, ratably in accordance
                   ---------------
with its Commitment, indemnify the Administrative Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Administrative Agent's gross negligence or willful misconduct) that the Administrative Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Administrative Agent hereunder.

     SECTION 7.07. Credit Decision. Each Lender acknowledges that it has,
                   ---------------
independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     SECTION 7.08. Administrative Agent's Fees. The Borrower shall pay to the
                   ---------------------------
Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Administrative Agent.

     SECTION 7.09. Successor Administrative Agent. The Administrative Agent may
                   ------------------------------
resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as

Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

     SECTION 7.10. Other Agents None of the Lenders identified on the facing
                   ------------
page or signature pages of this Agreement as a "syndication agent" or a "co-documentation agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES

     SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair.
                   --------------------------------------------------------
If on or prior to the first day of any Interest Period for any Euro-Dollar
Borrowing:

          (a) the Administrative Agent is advised by the Reference Banks that deposits in United States dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

          (b) in the case of a Borrowing consisting of Euro-Dollar Loans, Lenders having 66-2/3% or more of the aggregate amount of the Commitments advise the Administrative Agent that the Euro-Dollar Rate, as determined by the Administrative Agent, will not adequately and fairly reflect the cost to such Lenders of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon; until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Euro-Dollar Loans shall be suspended. Unless the Borrower notifies the Administrative Agent at least two Euro-Dollar Business Days before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing or a Notice of Competitive Bid Borrowing, as the case may be, has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

     SECTION 8.02. Illegality. If, on or after the date of this Agreement, the
                   ----------
adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans or Competitive Bid Euro-Dollar Rate Loans, as applicable, to the Borrower and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans or Competitive Bid Euro-Dollar Rate Loans to the Borrower shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section 8.02, such Lender shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans or Competitive Bid Euro-Dollar Rate Loans to the Borrower to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan or Competitive Bid Euro-Dollar Rate Loan, as applicable, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan or Competitive Bid Euro-Dollar Rate Loan, as applicable, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and such Lender shall make such a Base Rate Loan.

     SECTION 8.03. Increased Cost and Reduced Return.
                   ---------------------------------

          (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

               (i) shall subject any Lender (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar Loans or Competitive Bid Euro-Dollar Rate Loans, its Notes or its obligation to make Euro-Dollar Loans or Competitive Bid Euro-Dollar Rate Loans, or shall change the basis of taxation of payments to any Lender (or its Applicable Lending Office) of the principal of or interest on its Euro-Dollar Loans or Competitive Bid Euro-Dollar Rate Loans or any other amounts due under this Agreement in respect of its Euro-Dollar Loans or Competitive Bid Euro-Dollar Rate Loans or its obligation to make Euro-Dollar Loans or Competitive Bid Euro-Dollar Rate Loans (except for changes in the rate of tax on the overall net income of such Lender or its Applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Applicable Lending Office is located); or

               (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding, with respect to any Euro-Dollar Loan or Competitive Bid Euro-Dollar Rate Loan, any such requirement with respect to which such Lender is entitled to compensation during the relevant Interest Period under
          Section 2.15), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Euro-Dollar Loans or Competitive Bid Euro-Dollar Rate Loans, its Notes or its obligation to make Euro-Dollar Loans or Competitive Bid Euro-Dollar Rate Loans;

     and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan or Competitive Bid Euro-Dollar Rate Loans, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

          (b) If any Lender shall have determined that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change after the date hereof in any such law, rule or regulation, or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction.

          (c) Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 8.03 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender. The Lender shall deliver a written statement of such Lender as to the amount due, if any, under this Section 8.03. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under this
     Section 8.03 in connection with a Euro-Dollar Loan or a Competitive Bid Euro-Dollar Rate Loan shall be calculated as though such Lender funded such Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the rate of interest applicable to such Loan whether in fact that is the case or not. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

          (d) In the event that any Lender makes a claim under this Section 8.03 (any such Lender, an "AFFECTED LENDER"), the Borrower may substitute another financial institution for such Affected Lender hereunder, upon reasonable prior written notice (which written notice must be given within 90 days following the occurrence of such claim) by the Borrower to the Administrative Agent and the Affected Lender that the Borrower intends to make such substitution; provided, however, that at the time of such substitution or replacement (i) no Default has occurred or is continuing,
     (ii) the Borrower shall have satisfied all of its obligations hereunder and under the Notes relating to such Lender, (iii) any such replacement or substitute financial institution is acceptable to the Administrative Agent and (iv) if such replacement or substitute financial institution is not an existing Lender, the Borrower shall have paid to the Administrative Agent an administrative fee in the amount of $3,500.

     SECTION 8.04. Base Rate Loans Substituted for Affected Euro-Dollar Loans.
                   ----------------------------------------------------------
If (i) the obligation of any Lender to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under
Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section 8.04 shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

          (a) all Loans which would otherwise be made by such Lender as Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and

          (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.01. Notices. All notices, requests and other communications to
                   -------
any party hereunder shall be in writing, or by any telecommunication device capable of creating a written record (including bank wire, telex, facsimile transmission, email or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address, email address or telex number set forth on the signature pages hereof, (y) in the case of any Lender, at its address, email address or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, email address or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section
9.01 and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the U.S. mail with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section 9.01; provided that notices to the Administrative Agent under Article II or Article VIII shall not be effective until received.

     SECTION 9.02. No Waivers. No failure or delay by the Administrative Agent
                   ----------
or any Lender in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided or in any Note shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 9.03. Expenses; Documentary Taxes; Indemnification for Litigation.
                   -----------------------------------------------------------

          (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Administrative Agent, including fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent and each Lender, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower agrees to indemnify each Lender against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or any of such Lender's Notes.

          (b) The Borrower agrees to indemnify each Lender and hold each Lender harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Lender (or by the Administrative Agent in connection with its actions as Administrative Agent hereunder) in connection with any investigative, administrative or judicial proceeding (whether or not such Lender shall be designated a party thereto) relating to or arising out of this Agreement, any transactions contemplated hereby or any actual or proposed use of proceeds of Loans hereunder; provided that no Lender shall have the right to be indemnified hereunder for (i) its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, (ii) any default in its Commitment to make Loans hereunder as finally determined by a court of competent jurisdiction or (iii) any settlement of any investigation, administrative or judicial proceeding entered into without the consent of the Borrower, which consent shall not be unreasonably withheld.

     SECTION 9.04. Amendments and Waivers. Any provision of this Agreement or
                   ----------------------
the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) except as contemplated by Section 2.18, increase or decrease the Commitment of any Lender (except for a ratable decrease in the Commitments of all Lenders) or subject any Lender to any additional obligation,
(ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) except in connection with Section 2.17, postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section 9.04 or any other provision of this Agreement; and provided further, that no waiver of any of the conditions specified in Section 3.01 or 3.02 relating to a Competitive Bid Borrowing shall be effective unless consented to by all Lenders making Competitive Bid Loans as a part of such Competitive Bid Borrowing.

     SECTION 9.05. Sharing of Set-Offs. Each Lender agrees that if it shall, by
                   -------------------
exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan made by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to any Loan made by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans made by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans made by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section 9.05 shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of Debt of the Borrower other than its Debt hereunder or under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     SECTION 9.06. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT AND
                   -----------------------------------------
EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     SECTION 9.07. Successors and Assigns.
                   ----------------------

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement without the consent of all Lenders.

          (b) Any Lender may at any time grant to one or more banks or other financial institutions (each a "PARTICIPANT") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 9.04 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or
     (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) Any Lender may at any time assign to one or more banks or other financial institutions (each an "ASSIGNEE") all, or a proportionate part (equivalent to an original Commitment of at least $10,000,000 or in increments of $1,000,000 in excess thereof) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Lender, with (and subject to) the consent of the Borrower (the consent of the Borrower not to be unreasonably withheld) and the Administrative Agent (the consent of the Administrative Agent not to be unreasonably withheld); provided that if an Assignee is an affiliate of such transferor Lender, no such consent shall be required and such Lender shall be permitted to assign its rights and obligations under this Agreement and the Notes to such affiliate upon notice thereof to the Borrower and the Administrative Agent. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price as agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note or Notes are issued to the Assignee. In connection with any such assignment, the transferor or transferee Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated or organized under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with
     Section 2.16.

          (d) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower which has been delivered to such Lender by it pursuant to this Agreement or which has been delivered to such Lender by it in connection with such Lender's credit evaluation prior to entering into this Agreement, subject to Section 9.11.

          (e) Any Lender may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

          (f) No Transferee (including for the purpose of this subparagraph (f) a different Applicable Lending Office of a Lender) shall be entitled to receive any greater payment under Section 8.03 than the transferor Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     SECTION 9.08. Collateral. Each of the Lenders represents to the
                   ----------
Administrative Agent and each of the other Lenders that it in good faith is not relying upon any "MARGIN STOCK" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     SECTION 9.09. Counterparts; Integration. This Agreement may be signed in
                   -------------------------
any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the Notes constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

     SECTION 9.10. WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT
                   --------------------
AND THE LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 9.11. Confidentiality. Each Lender agrees to hold any information
                   ---------------
which it may receive or has received from the Borrower pursuant to this Agreement and which has been identified as confidential, in confidence, except for disclosure (i) to legal counsel, accountants, and other professional advisors to such Lender, to any actual or prospective Transferee and to any affiliates of such Lender in each case subject to the receiving party's undertaking to comply with the restrictions of this Section 9.11, (ii) required by law, regulation, or legal process, (iii) as requested by regulatory officials, (iv) in connection with any legal proceeding to enforce this Agreement and (v) of information which is in the public domain at the time of such disclosure through no fault of any of the Lenders.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    FMC CORPORATION

                                    By: /s/ Thomas C. Deas, Jr.
                                        --------------------------
                                          Name: Thomas C. Deas, Jr.

                                    1735 Market Street
                                    Philadelphia, PA 19103
                                    Attention:  Treasurer
                                    Telephone number: (215) 299-6000
                                    Telecopy number: (215) 299-6557
                                    Email address: tom_deas@fmc.com



                                    CITIBANK, N.A., as Administrative Agent
                                    and as Lender

                                    By: /s/ Carolyn A. Sheridan
                                        --------------------------
                                          Name: Carolyn A. Sheridan
                                          Title: Managing Director

                                    Two Penns Way, Suite 200
                                    New Castle, Delaware 19720
                                    Attention:
                                    Telephone number:
                                    Telecopier number:
                                    Email address:



                                    BANK OF AMERICA, N.A., as Syndication
                                    Agent and as Lender

                                    By: /s/ Wendy J. Gorman
                                        --------------------------
                                          Name: Wendy J. Gorman
                                          Title: Principal



                                    ABN AMRO BANK N.V., as Co-Documentation
                                    Agent and as Lender

                                    By: /s/ Angela Noique
                                        --------------------------
                                          Name: Angela Noique
                                          Title: Group Vice President

                                    By: /s/ Scott J. Albert
                                        --------------------------
                                          Name: Scott J. Albert
                                          Title: Group Vice President


                                    FIRST UNION NATIONAL BANK, as
                                    Co-Documentation Agent and as Lender

                                    By: /s/ John P. Lunghime
                                        --------------------------
                                          Name: John P. Lunghime
                                          Title: SVP & Director


                                    THE ROYAL BANK OF SCOTLAND, as Lender

                                    By: /s/ Jayne Seaford
                                        --------------------------
                                          Name: Jayne Seaford
                                          Title: Senior Vice President



                                    NATIONAL CITY BANK, as Lender

                                    By: /s/ Thomas J. McDonnell
                                        --------------------------
                                          Name: Thomas J. McDonnell
                                          Title: Senior Vice President



                                    THE NORTHERN TRUST COMPANY, as Lender

                                    By: /s/ Nicole D. Boehm
                                        --------------------------
                                          Name: Nicole D. Boehm
                                          Title: Second Vice President



                                    THE GOVERNOR AND COMPANY OF THE BANK
                                    OF IRELAND, as Lender

                                    By: /s/ Lisa Stewart
                                        --------------------------
                                          Name: Lisa Stewart
                                          Title: Senior Executive

                                   SCHEDULE I

                             LENDERS AND COMMITMENTS

--------------------------------------------------------------------------------
                 LENDER                                COMMITMENT
--------------------------------------------------------------------------------
Citibank, N.A.                                         $45,000,000
--------------------------------------------------------------------------------
Bank of America, N.A.                                  $45,000,000
--------------------------------------------------------------------------------
ABN AMRO Bank N.V.                                     $35,000,000
--------------------------------------------------------------------------------
First Union National Bank                              $35,000,000
--------------------------------------------------------------------------------
The Royal Bank of Scotland                             $25,000,000
--------------------------------------------------------------------------------
National City Bank                                     $20,000,000
--------------------------------------------------------------------------------
The Northern Trust Company                             $20,000,000
--------------------------------------------------------------------------------
The Governor and Company of the Bank of Ireland        $15,000,000
--------------------------------------------------------------------------------


          TOTAL COMMITMENT (AS OF THE EFFECTIVE DATE): $240,000,000

                                SCHEDULE 1.01(A)

                          CERTAIN FOREIGN SUBSIDIARIES


FMC Quimica do Brasil Limitada

FMC Agroquimica de Mexico, S.A. de C.V.

FMC Foret, S.A.

                                  SCHEDULE 1.01(B)

                              MATERIAL SUBSIDIARIES

FMC Wyoming Corporation

Electro Quimica Mexicana, S.A. de C.V.

FMC Agroquimica de Mexico S.A. de C.V.

FMC Foret, S.A.

FMC BioPolymer A/S

Minera del Altiplano, S.A.

FMC Chemicals Limited

                                   EXHIBIT A-1

                                  FORM OF NOTE

U.S. $                                                        New York, New York
      -----------------
                                                               ------- ---, 200-

     FOR VALUE RECEIVED, the undersigned, FMC CORPORATION, a Delaware corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of
               (the "LENDER"), for the account of its Applicable Lending Office,
--------------
the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in such Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Citibank, N.A., Two Penns Way, Suite 200, New Castle, Delaware 19720.

     All Loans made by the Lender, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that neither the failure of the Lender to make any such recordation or endorsement nor any error therein shall affect the obligations of the Borrower hereunder or under the Credit Agreement.

     This note is one of the Notes referred to in the 364-Day Credit Agreement dated as of December 6, 2001 among the Borrower, the financial institutions party thereto and Citibank, N.A., as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                    FMC CORPORATION

                                    By:______________________________
                                       Name:
                                       Title:

                         LOANS AND PAYMENTS OF PRINCIPAL



----------------------------------------------------------------------------
                     Amount
                       of         Amount of       Maturity     Notation
       Date           Loan     Principal Repaid     Date       Made By
----------------------------------------------------------------------------

----------------------------------------------------------------------------

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


                                       EXHIBIT A-2

                            FORM OF COMPETITIVE BID LOAN NOTE

                                                      New York, New York
U.S. $                                          Dated:                   , 200
      ------------------------                         ----------  ------     --


     FOR VALUE RECEIVED, the undersigned, FMC CORPORATION, a Delaware
corporation (the "BORROWER"), HEREBY PROMISES TO PAY to           (the "LENDER")
                                                        ---------
for the account of its Competitive Bid Lending Office (as defined in the 364-Day Credit Agreement dated as of December 6, 2001 among the Borrower, the financial institutions party thereto and Citibank, N.A., as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined)), on
                 , 200 , the principal amount of U.S.$                 .
----------------      -                                ---------------

     The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

          Interest Rate:             % per annum (calculated on the basis of a
                         -----------
     year of 360 days for the actual number of days elapsed).

     Both principal and interest are payable in lawful money of the United States to Citibank, as agent, for the account of the Lender at the office of Citibank, at 399 Park Avenue, New York, New York 10043, in same day funds.

     This Note is one of the Competitive Bid Loan Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

     The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                          FMC CORPORATION



                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                         LOANS AND PAYMENTS OF PRINCIPAL



---------------------------------------------------------------------------
                                       Amount of
    Date       Amount of    Type of    Principal    Maturity    Notation
                 Loan        Loan        Repaid       Date       Made By

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

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



                                    EXHIBIT B

                             FORM OPINION OF COUNSEL
                          FOR THE ADMINISTRATIVE AGENT


                                                               December 6, 2001

To Citibank, N.A., as Administrative Agent under the Credit Agreement referred to below, and each of the Lenders party to the Credit Agreement referred to below

            Re:   FMC Corporation
                  ---------------

Ladies and Gentlemen:

     We have acted as counsel to Citibank, N.A. ("CITIBANK"), in connection with the preparation, execution and delivery of, and the consummation of the transactions contemplated by, (i) the 364-Day Credit Agreement dated as of December 6, 2001 (the "CREDIT AGREEMENT") among FMC Corporation, a Delaware corporation (the "COMPANY"), the financial institutions party thereto (the "LENDERS"), and Citibank, as Administrative Agent for the Lenders, and (ii) the Notes, if any, issued by the Company pursuant to the Credit Agreement (the "NOTES"), in favor of the applicable Lenders. The Credit Agreement and the Notes are collectively referred to herein as the "FINANCE DOCUMENTS". Capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Credit Agreement.

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of each of the Finance Documents and such documents and other instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed (i) the valid existence and good standing of each party to the Finance Documents,
(ii) that each party to the Finance Documents has the requisite power and authority to enter into and perform each of the Finance Documents to which it is party, (iii) the due authorization, execution and delivery of each of the Finance Documents by each of the parties thereto, (iv) that the execution, delivery and performance of the Finance Documents by each party thereto has been duly authorized by all necessary action, and does not (a) contravene the constituent documents of any such party thereto, or (b) conflict with or result in the breach of any document or instrument binding on any such party thereto, and (iii) the enforceability of the Finance Documents against the parties thereto (other than the Company).

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that each Finance Document constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that (i) rights to indemnification thereunder may be limited by federal or state securities laws or public policy relating thereto and (ii) no opinion is expressed with respect to any provision of the Credit Agreement insofar as it provides that any Person purchasing a participation from any Lender pursuant thereto may exercise set-off or similar rights with respect to such participation or that any Lender thereunder or any other Person may exercise set-off or similar rights other than in accordance with law.

     The opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

     The opinions expressed herein are rendered solely for the benefit of you and your permitted assigns and participants in connection with the transactions described herein. Those opinions may not be used or relied upon by any other Person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, other than to bank regulatory authorities or permitted assigns or participants of any Lender.

                                    Very truly yours,

                                    EXHIBIT C

              FORM OF OPINION OF THE BORROWER'S IN-HOUSE COUNSEL



To Citibank, N.A., as Administrative
   Agent, and each of the Lenders party to
   the Credit Agreement referred to below

            Re:FMC Corporation
               ---------------

Ladies and Gentlemen:

     I am the ____________ of FMC Corporation, a Delaware corporation (the "BORROWER"), in connection with the preparation, execution and delivery of, and the consummation of the transactions contemplated by, the 364-Day Credit Agreement dated as of December 6, 2001 (the "CREDIT AGREEMENT") among the Borrower, the financial institutions party thereto (the "LENDERS") and Citibank, N.A., as administrative agent for the Lenders (the "Administrative Agent").

     This opinion is rendered to you pursuant to Section 3.01(b)(ii) of the
                                                 -------------------
Credit Agreement. Capitalized terms defined in the Credit Agreement, used herein, and not otherwise defined herein, shall have the meanings given them in the Credit Agreement.

     In so acting, I have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

          (a) the Credit Agreement; and

          (b) the Notes issued by the Borrower on the date hereof, if any.

The agreements specified in clauses (a) through (b) above are collectively referred to as the "AGREEMENTS".

     In addition, I have examined such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Borrower, and have made such inquiries of such officers and representatives, as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, I have relied upon certificates or comparable documents of officers and representatives of the Borrower and upon the representations and warranties of the Borrower contained in the Agreements. As to the good standing of the Borrower, I have relied solely on the good standing certificate of the Secretary of State of the State of Delaware.

     In rendering the opinions expressed below, I have further assumed, without any independent investigation or verification of any kind, that each of the Agreements is the valid and binding obligation of each party thereto other than the Borrower.

     Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that:

          1. The Borrower is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          2. The Borrower is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified would not have a Material Adverse Effect.

          3. The Borrower has all requisite corporate power and authority to execute, deliver and perform the Agreements to which it is a party. The execution, delivery and performance by the Borrower of the Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of the Borrower. The Borrower has duly executed and delivered the Agreements to which it is a party and such Agreements constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          4. The execution, delivery and performance by the Borrower of the Agreements to which it is a party will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Certificate of Incorporation or By-laws of the Borrower, (ii) any of the terms, conditions or provisions of any material contractual obligation of the Borrower of which I am aware, (iii) any Pennsylvania, Delaware corporate or federal requirement of law or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority of which I am aware binding on the Borrower.

          5. No consent, approval, waiver, license or authorization or other action by or filing with any Pennsylvania, Delaware corporate or federal governmental authority is required in connection with the execution, delivery or performance by the Borrower of the Agreements to which it is a party.

          6. The Borrowings by and other financial accommodations provided to the Borrower under the Agreements and the application of proceeds thereof as provided in the Credit Agreement will not violate Regulation T, U or X of the Federal Reserve Board.

          7. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          8. To my knowledge, there is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity or before any governmental authority, pending or overtly threatened against the Borrower
     (i) with respect to any Agreement or challenging any of the Lenders' or the Administrative Agent's rights or remedies thereunder or (ii) which, if adversely determined, could materially adversely affect the ability of the Borrower to perform its obligations under the Agreements.

     I am admitted to the bar of the Commonwealth of Pennsylvania. I express no opinion as to the laws of any jurisdiction other than (A) the laws of the Commonwealth of

Pennsylvania, (B) the Delaware General Corporate Law and (C) the Federal laws of the United States of America.

     As used herein, "to my knowledge" means the conscious awareness of facts or other information by any officer, attorney or other employee of the Borrower actively involved in the transactions contemplated by the Credit Agreement.

     The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. This opinion may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without my prior written consent, other than to bank regulatory authorities or permitted assigns of any Lender, and except as required by any governmental authority or pursuant to legal process.

                                    Very truly yours,

                                    EXHIBIT D


                 FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT


     AGREEMENT dated as of          , 20     among [ASSIGNOR] (the "ASSIGNOR"),
                          ----------    ----
[ASSIGNEE] (the "ASSIGNEE"), FMC CORPORATION (the "BORROWER") and CITIBANK, N.A., as administrative agent under the Credit Agreement referred to below (the "ADMINISTRATIVE AGENT").

                             W I T N E S S E T H


     WHEREAS, this Assignment and Assumption Agreement (the "AGREEMENT") relates to the 364-Day Credit Agreement dated as of December 6, 2001 among the Borrower, the Assignor and the other financial institutions party thereto from time to time, and the Administrative Agent (as amended, supplemented or otherwise modified, the "CREDIT AGREEMENT");

     WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans in an aggregate principal amount at any time outstanding not to exceed $300,000,000;

     WHEREAS, Loans made by the Assignor under the Credit Agreement in the
aggregate principal amount of $            are outstanding at the date hereof;
                               -----------
and

     WHEREAS, the Assignor proposes to assign to the Assignee all of the rights and obligations of the Assignor under the Credit Agreement in respect of the portion of its Commitment (other than in respect of Competitive Bid Loans and
Competitive Bid Loan Notes) thereunder in an amount equal to $            (the
                                                              -----------
"ASSIGNED AMOUNT"), together with a corresponding portion of its outstanding Loans that are not Competitive Bid Loans (if any) and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     SECTION 1. Definitions. All capitalized terms not otherwise defined
                -----------
herein shall have the respective meanings set forth in the Credit
Agreement.

     SECTION 2. Assignment. The Assignor hereby assigns and sells to the
                ----------
Assignee all of the rights and obligations of the Assignor under the Credit Agreement to the extent they relate to the Assigned Amount (other than in respect of Competitive Bid Loans and Competitive Bid Loan Notes), and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent they relate to the Assigned Amount (other than in respect of Competitive Bid Loans and Competitive Bid Loan Notes), including the purchase from the Assignor of the corresponding portion of the principal amount of the Loans that are not Competitive Bid Loans (if any) made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Administrative Agent and the payment of the amounts specified in Section 3 hereof required to be paid on the date hereof (a) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Lender under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (b) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor shall be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

     SECTION 3. Payments. As consideration for the assignment and sale
               ---------
contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the
date hereof in Federal funds an amount equal to $           * . It is understood
                                                 -----------
that facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof with respect to the Assigned Amount are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     SECTION 4. Consent of the Borrower and the Administrative Agent. This
                ----------------------------------------------------
Agreement is conditioned upon the consent of the Borrower and the Administrative Agent required by Section 9.07(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Administrative Agent is evidence of such consent. Pursuant to said Section 9.07(c), the Borrower agrees to execute and deliver a Note, if requested by the Assignee, payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

     SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation
                ------------------------
or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

     SECTION 6. Governing Law. This Agreement shall be governed by and construed
                -------------
in accordance with the laws of the State of New York.

     SECTION 7. Counterparts. This Agreement may be signed in any number of
                ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


-----------
*Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                   [ASSIGNOR]


                                    By:_________________________
                                       Name:
                                       Title:


                                   [ASSIGNEE]

                                    By:_________________________
                                       Name:
                                       Title:


                                    FMC CORPORATION

                                    By:_________________________
                                       Name:
                                       Title:


                                    CITIBANK, N.A., as Administrative Agent

                                    By:_________________________
                                       Name:
                                       Title:

                                    EXHIBIT E

                           FORM OF EXTENSION AGREEMENT

Citibank, N.A., as Administrative Agent
Two Penns Way, Suite 200
New Castle, Delaware, 19720

Attention:
           -----------

Ladies and Gentlemen:

     The undersigned hereby agrees to extend, effective               , 200  its
                                                       ---------------     -
Commitment and Commitment Termination Date under the 364-Day Credit Agreement dated as of December 6, 2001 among FMC Corporation, the financial institutions parties thereto (the "Lenders") and Citibank, N.A., as Administrative Agent for the Lenders (as amended, supplemented or otherwise modified from time to time, the "364-Day Credit Agreement") for 364 days to [date to which the Commitment Termination Date is extended] pursuant to Section 2.17 of the 364-Day Credit Agreement. Terms defined in the 364-Day Credit Agreement are used herein as therein defined.

     This Extension Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Extension Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                    [NAME OF LENDER]


                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:


Agreed and Accepted:

FMC CORPORATION


By:
   ---------------------------------
    Name:
    Title:


CITIBANK, N.A., as Administrative Agent


By:
   ---------------------------------
    Name:
    Title:

                                                                  CONFORMED COPY

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                            364-DAY CREDIT AGREEMENT

                                   DATED AS OF

                                DECEMBER 6, 2001

                                      AMONG

                                FMC CORPORATION,

                            THE LENDERS PARTY HERETO

                                       AND

                                 CITIBANK, N.A.,
                             AS ADMINISTRATIVE AGENT

                                       AND

                             BANK OF AMERICA, N.A.,
                              AS SYNDICATION AGENT

                                       AND

                               ABN AMRO BANK N.V.
                                       AND
                           FIRST UNION NATIONAL BANK,
                           AS CO-DOCUMENTATION AGENTS


                            SALOMON SMITH BARNEY INC.
                                       AND
                         BANC OF AMERICA SECURITIES LLC,
                              AS CO-LEAD ARRANGERS



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                          NEW YORK, NEW YORK 10153-0119


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                                TABLE OF CONTENTS

                                                                            PAGE



Article I      DEFINITION                                                      1

               SECTION 1.01       Definitions                                  1

               SECTION 1.02       Accounting Terms and Determinations         11

               SECTION 1.03       Types of Borrowings                         11

               SECTION 1.04       Pricing Levels                              11

Article II     THE CREDITS                                                    12

               SECTION 2.01       Commitments to Lend                         12

               SECTION 2.02       Notice of Borrowings                        12

               SECTION 2.03       Competitive Bid Loans                       13

               SECTION 2.04       Notice to Lenders; Funding of Loans         16

               SECTION 2.05       Notes                                       17

               SECTION 2.06       Maturity of Loans                           17

               SECTION 2.07       Interest Rates                              17

               SECTION 2.08       Fees                                        18

               SECTION 2.09       Mandatory Termination of Commitments        19

               SECTION 2.10       Optional Reduction of Commitments           19

               SECTION 2.11       Optional Prepayments                        19

               SECTION 2.12       Payments                                    19

               SECTION 2.13       Funding Losses                              20

               SECTION 2.14       Computation of Interest and Fees            20

               SECTION 2.15       Regulation D Compensation                   20

               SECTION 2.16       Withholding Tax Exemption                   21

               SECTION 2.17       Extension of Commitments                    21

               SECTION 2.18       Increased Commitments; Additional Lenders   23

Article III    CONDITIONS TO EFFECTIVENESS AND BORROWINGS                     23

               SECTION 3.01       Conditions Precedent to Effectiveness       23

               SECTION 3.02       Conditions Precedent to Each Borrowing and
                                     Extension of Commitment                  24

Article IV     REPRESENTATIONS AND WARRANTIES                                 25

               SECTION 4.01       Corporate, Limited Liability Company or
                                     Partnership Existence and Power          25

               SECTION 4.02       Corporate and Governmental Authorization;
                                     No Contravention                         25

               SECTION 4.03       Binding Effect                              25

               SECTION 4.04       Financial Information                       25


                                       i

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                               TABLE OF CONTENTS
                                  (CONTINUED)

               SECTION 4.05       Litigation                                  26

               SECTION 4.06       Compliance with ERISA                       26

               SECTION 4.07       Environmental Matters                       26

               SECTION 4.08       Taxes                                       26

               SECTION 4.09       Full Disclosure                             27

               SECTION 4.10       Compliance with Laws                        27

               SECTION 4.11       Not an Investment Company                   27

               SECTION 4.12       Margin Regulations                          27

               SECTION 4.13       Pari Passu Obligations                      27

               SECTION 4.14       Material Subsidiaries                       27

Article V      COVENANTS                                                      27

               SECTION 5.01       Information                                 27

               SECTION 5.02       Payment of Obligations                      29

               SECTION 5.03       Maintenance of Property; Insurance          29

               SECTION 5.04       Inspection of Property, Books and Records   30

               SECTION 5.05       Maintenance of Existence, Rights, Etc.      30

               SECTION 5.06       Liens                                       30

               SECTION 5.07       Consolidations, Mergers and Sales of Assets 31

               SECTION 5.08       Change in Nature of Business                31

               SECTION 5.09       Use of Proceeds                             31

               SECTION 5.10       Compliance with Laws                        31

               SECTION 5.11       Financial Covenants                         32

               SECTION 5.12       Hedging Contracts                           32

Article VI     DEFAULTS                                                       32

               SECTION 6.01       Defaults                                    32

               SECTION 6.02       Notice of Default                           34

Article VII    THE ADMINISTRATIVE AGENT                                       34

               SECTION 7.01       Appointment and Authorization               34

               SECTION 7.02       Administrative Agent and Affiliates         35

               SECTION 7.03       Action by Agent                             35

               SECTION 7.04       Consultation with Experts                   35

               SECTION 7.05       Liability of Administrative Agent           35

                                       ii

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                               TABLE OF CONTENTS
                                  (CONTINUED)

               SECTION 7.06       Indemnification                             35

               SECTION 7.07       Credit Decision                             35

               SECTION 7.08       Administrative Agent's Fees                 35

               SECTION 7.09       Successor Administrative Agent              36

               SECTION 7.10       Other Agents                                36

Article VIII   CHANGE IN CIRCUMSTANCES                                        36

               SECTION 8.01.      Basis for Determining Interest Rate
                                     Inadequate or Unfair                     36

               SECTION 8.02       Illegality                                  36

               SECTION 8.03       Increased Cost and Reduced Return           37

               SECTION 8.04       Base Rate Loans Substituted for Affected
                                     Euro-Dollar Loans                        39

Article IX     MISCELLANEOUS                                                  39

               SECTION 9.01       Notices                                     39

               SECTION 9.02       No Waivers                                  39

               SECTION 9.03       Expenses; Documentary Taxes;
                                     Indemnification for Litigation           39

              SECTION 9.04        Amendments and Waivers                      40

              SECTION 9.05        Sharing of Set-Offs                         40

              SECTION 9.06        GOVERNING LAW; SUBMISSION TO JURISDICTION   40

              SECTION 9.07        Successors and Assigns                      41

              SECTION 9.08        Collateral                                  42

              SECTION 9.09        Counterparts; Integration                   42

              SECTION 9.10        WAIVER OF JURY TRIAL                        42

              SECTION 9.11        Confidentiality                             42

                                      iii

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                                TABLE OF CONTENTS
                                   (CONTINUED)


                                    SCHEDULES

Schedule I       Lenders and Commitments

Schedule 1.01(a) Certain Foreign Subsidiaries

Schedule 1.01(b) Material Subsidiaries

                                    EXHIBITS

Exhibit A-1.Form of Note

Exhibit A-2.Form of Competitive Bid Loan Note

Exhibit B  Form of Opinion of Weil, Gotshal & Manges LLP, counsel for the
           Administrative Agent

Exhibit C  Form of Opinion of In-House Counsel of the Borrower

Exhibit D  Form of Assignment and Assumption Agreement

Exhibit E  Form of Extension Agreement

                                       iv

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